EXHIBIT 10.15

                             CONSULTING AGREEMENT

         This Consulting Agreement (the "AGREEMENT") is made and entered into this 2nd day of July, 2004 (the "EFFECTIVE DATE"), by and between Advaxis, Inc., a Delaware corporation (the "COMPANY"), and Sentinel Consulting Corporation, a Delaware corporation (the "CONSULTANT"). Each of Company and Consultant shall be referred to as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

      WHEREAS, Consultant has performed certain services for the Company and the Company desires to compensate Consultant for services performed and to solidify the relationship between the Parties from this point forward;

      WHEREAS, the Parties hereto have previously discussed the terms of a consulting agreement and desire to finalize all discussions between them into this Agreement;

      WHEREAS, the Company wishes to engage the consulting services of Consultant on a non-exclusive basis; and

      WHEREAS, Consultant wishes to provide the Company with consulting services.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.    CONSULTING SERVICES

      The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

      a. The Consultant will consult with the Company concerning its business plan, financial statements, brochures, and other offering materials to be prepared in anticipation of the obtaining one or more rounds of equity financing for the Company. Without limiting the generality of the foregoing, Consultant specifically agrees to:

            (i) Review all of the Company's books and records, sales materials, business plans, financial statements, projections, and all other materials reasonably necessary in the performance of its duties hereunder;

            (ii) Suggest and assist in the implementation of changes to any of the above listed materials which will better position the Company to obtain equity financing, including the structure of any private placement which the Company undertakes;

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            (iii) Introduce the Company to reasonable sources of accounting, legal, printing, financial statement preparation, public relations and other professional services as needed;

            (iv) Assist the Company in identifying and engaging, on terms acceptable to the Company, a NASD licensed broker/dealer to assist the Company in raising funds in a private placement; and

            (v) Submit to the Company, when requested, complete and accurate reports of the status of Consultant's efforts.

      b. In addition, upon the Company's specific request Consultant shall render the following additional services to the Company upon mutual agreement of Consultant and Company:

            (i)   Drafting of a term sheet for financing;

            (ii) Drafting of a Private Placement Memorandum or Offering Memorandum;

            (iii) Drafting of support legal document drafts for review by the
                  Company's legal counsel;

            (iv) Conducting a patent assessment and intellectual property analysis for investor groups;

            (v) Conducting a detailed market assessment for a Company's product line;

            (vi)  Conducing or assisting in a technical audit; and

            (vii) Additional special services to be determined by Consultant and the Company.

2.    TERM OF AGREEMENT

      This Agreement, including all of its terms, conditions and exhibits, shall be in full force and effect as of the date hereof through and including that period which ends six (6) full months from the date of this Agreement (the "Initial Term"). Either Party shall have the right to terminate this Agreement for any reason or for no reason after four (4) months upon delivery of ten (10) days advance written notice.

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      If the Company terminates this Agreement during the first four (4) months of this agreement without cause, a cash fee of Twenty Five Thousand Dollars ($25,000) (the "TERMINATION FEE") shall immediately be due to Consultant.

      If the Company terminates this Agreement during the fifth or sixth months of this agreement for any reason of for no reason, it shall owe no fees to Consultant and Consultant hereby waives its right to any compensation, in cash, equity or other.

3.    COMPENSATION TO CONSULTANT

      a. Upon execution of this Agreement, the Company shall pay to Consultant an engagement fee of $5,000 (the "ENGAGEMENT FEE"). It is acknowledged by all Parties that the Engagement Fee has been paid by the Company to the Consultant prior to the execution of this Agreement.

      b. Upon execution of this Agreement, the Company shall pay to Consultant a cash fee of $10,000, plus travel expenses (the "VIDEO FEE"), in connection with the preparation of a video describing the Company. It is acknowledged by all Parties that the Video Fee has been paid by the Company to the Consultant prior to the execution of this Agreement.

      c. Immediately after the Initial Term, provided that this Agreement has not been terminated by either party during the Initial Term, the Company shall pay to Consultant a cash fee equal to $85,000 (the "CONTINUED CONSULTING FEE").

      d. Immediately after the Initial Term, provided that this Agreement has not been terminated by either party during the Initial Term, the Company shall issue to Consultant a warrant to purchase 3.4 Units for an aggregate purchase price of $85,000, exercisable over a five
            (5) year period (the "WARRANTS").

      e. Immediately after the Initial Term, provided that this Agreement has not been terminated by either party during the Initial Term, the Company shall issue to Consultant 444,251 shares of common stock of the Company or any successor thereto (the "SHARES").

4.    EXPENSES; DELEGATION

      a. The Parties hereto agree that the Company shall not be responsible for any costs or expenses incurred by Consultant in performing his duties hereunder unless Consultant obtains the prior approval of the Company; provided, however, that Company agrees to pay up to (i) $6,000 in connection with the scientific review conducted by Dr. Ferrone, and.(ii) $12,000 in connection with Consultant's legal expenses.

      b. The Company agrees that Consultant may delegate some of the consulting services under this Agreement to other agents, subject to approval by Company and such compensation or fees due to Consultant pursuant to

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            Section 3 in connection with such services may be payable to such agent in a manner mutually acceptable to the Company and SCI.

5.    INDEPENDENT CONTRACTOR

      Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither Party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

6.    NOTICES

      Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be delivered via hand delivery, facsimile, email, or overnight courier, and shall be deemed delivered upon receipt. All notices shall be delivered to:

If to the Company:         Advaxis, Inc.
                           212 Carnegie Center, Suite 206
                           Princeton, NJ  08540
                           Attn:  J. Todd Derbin, CEO
                           Facsimile (801) 459-3596

If to Consultant:          Sentinel Consulting Corporation
                           30211 Avenida de las Banderas, Suite 121
                           Rancho Santa Margarita, CA  92688
                           Attn:  Robert Harvey
                           Facsimile (949) 888-2326

7.    ASSIGNMENT

      This contract shall inure to the benefit of the Parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

8.    CHOICE OF LAW AND VENUE

      This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any Party hereto shall be brought within the State of California, County of Orange.

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9.    NONDISCLOSURE

      All information which Consultant, its employees, members, officers, directors, representatives or agents ("Consultant Disclosing Party") receives from the Company, (whether communicated orally, by electronic or magnetic media or by visual display and whether prepared or furnished by or on behalf of Company), shall be held in the strictest confidence unless and until Company specifically consents in writing to the disclosure of any confidential information. Consultant agrees to be responsible for any breach of this Section 9 by any Consultant Disclosing Party. Nothing in this Agreement prohibits the disclosure of any confidential information if required by law, rule or regulation. In the event any Consultant Disclosing Party is so required, it will provide Company with prompt written notice so that Company may seek an appropriate protective order and upon the request of Company, it will use its best efforts to cooperate in obtaining such order. It is understood that Company could sustain irreparable injury in the event of a breach of this Section 9. Accordingly, in the event of such breach, Company will be entitled to seek and obtain immediate injunctive relief in addition to any other remedy available at law or equity. Additionally, Company shall not disclose or disseminate Consultant generated information of any sort of form without approval of Consultant.

10.   ENTIRE AGREEMENT

      Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the Parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. The Parties acknowledge that they have previously executed one or more consulting agreements prior to the date hereof, and those agreement are replaced by this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

11.   SEVERABILITY

      If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

12.   CAPTIONS

      The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the Parties, and shall not affect this Agreement or the construction of any provisions herein.

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13.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

14.   MODIFICATION

      No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all Parties hereto.

15.   DISPUTE RESOLUTION

      The Parties agree to submit any disputes involving money or damages greater than $5,000 relating to this Agreement and/or transactions, duties, or obligations to be performed under this Agreement to mediation with a mediator approved by the Parties to the dispute. If the Parties resolve their disputes through mediation, the Parties shall share the mediator's fees evenly but pay their own attorney's fees and other expenses related to mediation. If mediation fails to resolve all disputes within thirty (30) days after the Parties submit the dispute to a mediator, then the Parties will submit to binding arbitration. The Parties agree that mediation is a pre-condition to filing an arbitration. The prevailing Party in arbitration relating to transactions contemplated by this Agreement shall be entitled to costs and expenses including reasonable attorneys fees and the attorney's fees and expenses incurred in connection with mediation that failed to resolve the dispute. Claims of $5,000 or less may be submitted to mediation or small claims court.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"Company"                                     "Consultant"

Advaxis, Inc.,                                Sentinel Consulting Corporation,
a Delaware corporation                        a Delaware corporation


/s/ J. Todd Derbin                            /s/ Robert T. Harvey
------------------------                      ------------------------
By:      J. Todd Derbin                       By:      Robert T. Harvey
Its:     CEO                                  Its:     President


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